Exhibit 99.1

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY

Millstream Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MILLSTREAM ACQUISITION CORPORATION

        The undersigned appoints Arthur Spector and                  , as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Millstream held of record by the undersigned on                  at the Special Meeting of Stockholders to be held on                  , or any postponement or adjournment thereof.

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

(Continued and to be signed on reverse side)

[TELEPHONE]	VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE	[COMPUTER]

Millstream Acquisition Corporation

Voting by telephone or Internet is quick, easy and immediate.    As a Millstream Acquisition Corporation shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on August 1, 2004.

To Vote Your Proxy By Internet

Its fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1.
Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.
Go to the Website http://www.proxyvote.com

3.
Enter your 12-digit Control Number located on your Proxy Card above your name.

4.
Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www.proxyvote.com or anytime

To Vote Your Proxy By Phone

Its fast, convenient, and immediate.

Call Toll-free on a Touch-Tone Phone (1-800-454-8683).

Follow these four easy steps:

1.
Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.
Call the toll-free number (1-800-454-8683).

2.
Enter your 12-digit Control Number located on your Proxy Card above your name.

4.
Follow the recorded instructions. YOUR VOTE IS IMPORTANT! Call 1-800-454-8653 anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

Please mark votes as in this example ☒

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBER 1. THE MILLSTREAM BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.	To adopt the Agreement and Plan of Merger dated as of March 9, 2004, among Millstream, N Merger L.L.C., a wholly-owned subsidiary of Millstream and NationsHealth, as amended on May [ ], 2004 and the transactions contemplated by the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted "AGAINST" Proposal Number 1 and you hold shares of Millstream common stock issued in the Millstream initial public offering, you may exercise your conversion rights and demand that Millstream convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Millstream common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and the tender your stock certificate to the combined company.
EXERCISE CONVERSION RIGHTS ☐
2.	To adopt the NationsHealth, Inc. 2004 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
	To consider upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MILLSTREAM MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE MILLSTREAM BOARD OF DIRECTORS.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. ☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.